SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or
15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):
April 25, 2007

INTERACTIVE GAMES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-48746	87-0567853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

319 Clematis Street, Suite 703
West Palm Beach, Florida 33401
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 514-9044

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective April 25, 2007, Interactive Games, Inc. (the “Company” or “IGAM”) entered into an Agreement and Plan of Reorganization (the “Agreement”), by and between the Company and Nuvo Solar Energy, Inc., a Colorado corporation (“Nuvo”), pursuant to which IGAM has agreed to acquire all of the outstanding shares of NUVO capital stock in exchange for the issuance to the Nuvo shareholders of an aggregate of 1,000,000 shares of to-be-designated IGAM preferred stock (the “IGAM Preferred Stock”). The IGAM Preferred Stock shall, upon receipt of IGAM stockholder approval to increase the number of authorized shares of IGAM common stock, be automatically converted into a number of shares of IGAM common stock constituting approximately 66 2/3 % of the issued and outstanding number of shares of IGAM common stock immediately following closing of the transaction, on a fully diluted basis.

Each party will be required to make standard representations and warranties, and the closing of the transaction is subject to certain conditions, including, without limitation, approval of the Nuvo shareholders, the filing of a certificate of designation relating to the IGAM Preferred Stock, the spin-off of IGAM’s operating subsidiary to its current stockholders and other customary conditions. Additionally, IGAM has agreed to seek shareholder approval to increase the number of authorized shares of common stock to permit the conversion of the IGAM Preferred Stock and change the name of the corporation to Nuvo Solar Energy, Inc. following the closing of the share exchange. The parties anticipate completing the transaction on or prior to July 31, 2007, subject to completion of the conditions to closing.

Mr. Henry Fong, Chairman and President of IGAM, is also Chairman and President of Nuvo. Mr. Thomas B. Olson, Secretary of IGAM, is also the Secretary of Nuvo. Mr. Fong abstained from the vote of the IGAM board of directors relating to the approval of the transaction

A copy of the Agreement is attached hereto as Exhibit 10.1, and is incorporated herein by reference. On April 26, 2007, the Company issued a press release announcing the Agreement, which press release is attached to this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit	Description

10.1
Agreement and Plan of Reorganization, dated as of the 23rd day of April, 2007, by and between Interactive Games, Inc., a Nevada corporation, and Nuvo Solar Energy, Inc., a Colorado corporation, and the shareholders of Nuvo Solar Energy, Inc. (Filed herewith).

99.1	Press Release dated April 26, 2007. (Filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERACTIVE GAMES, INC.
Date: May 1, 2007	By: /s/ Barry S. Hollander Barry S. Hollander, Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1
Agreement and Plan of Reorganization, dated as of the 23rd day of April, 2007, by and between Interactive Games, Inc., a Nevada corporation, and Nuvo Solar Energy, Inc., a Colorado corporation, and the shareholders of Nuvo Solar Energy, Inc. (Filed herewith).

99.1	Press Release dated April 26, 2007. (Filed herewith).